Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Applied Minerals, Inc. on Form S-8 (No. 333-193835) of our report dated March 29, 2016, on our audits of the consolidated financial statements and financial statement schedule as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, which report is included in this Annual Report on Form 10-K.

/s/ EISNERAMPER LLP

New York, New York

March 29, 2016